As filed with the Securities and Exchange Commission on December 12, 2003

                                                      Registration No. 333-_____
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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                                ACTIVISION, INC.
               (Exact name of issuer as specified in its charter)

            Delaware                                        95-4803544
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                          Identification No.)
  3100 Ocean Park Boulevard
     Santa Monica, California                                 90405
(Address of Principal Executive Offices)                    (Zip Code)

                      Activision, Inc. 2003 Incentive Plan
                            (Full title of the plan)

                                 Ronald Doornink
                                    President
                                Activision, Inc.
                            3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
            (Name, address and telephone number of agent for service)
                                   Copies to:
                           Kenneth L. Henderson, Esq.
                                 Bryan Cave LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

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                                                       Proposed
                                                       Maximum
Title of Each                                          Aggregate     Amount of
Class of Securities   Amount to be  Proposed Maximum   Offering     Registration
to be Registered       Registered   Offering Price (1) Price (1)        Fee
-------------------   ------------  ------------------ ------------ ------------

Common Stock,         9,000,000 (3)     $14.995        $134,955,000   $10,918
par value $.000001
per share (2)

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(1) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on December 10, 2003, as reported on the Nasdaq National Market.

(2) Each share of common stock includes a right to purchase one one-hundredth of a share of Series A Junior Preferred Stock pursuant to a rights agreement between the registrant and Continental Stock Transfer & Trust Company, as rights agent.

(3) The shares covered by this Registration Statement represent the common stock issuable to participants in the registrant's 2003 Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Employee Plan Annual Information.

     The document(s) containing the information specified in the instructions to
Part I of Form S-8 will be sent or given to participants in the 2003 Incentive Plan as specified by Rule 428(b)(1). In addition, the statement required to be made pursuant to Item 2 of Part I to Form S-8 shall be contained in the Section 10(a) prospectus.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed by Activision, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     1.   Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

     2. Proxy Statements dated August 7, 2003 and November 12, 2003, as filed with the Commission on August 8, 2003 and November 24, 2003, respectively.

     3. Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2003 and September 30, 2003.

     4. Current Reports on Form 8-K filed with the Commission on May 5, 2003, July 1, 2003, and July 18, 2003.

     5. Description of the Company's Common Stock and the rights associated with the Common Stock contained in the Company's Registration Statement on Form S-3, Registration No. 333-46425, and the Company's Registration Statement on Form 8-A, File No. 001-15839, filed on April 19, 2000.

     6. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 2003.

     All documents filed subsequent to the filing date of this Registration Statement with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL"), paragraph B of Article SIXTH of the Company's Amended and Restated Certificate of Incorporation and paragraph 5 of Article VII of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Paragraph B of Article SIXTH of the Amended and Restated Certificate of Incorporation, as amended, provides mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights shall include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Paragraph 5 of Article VII of the Company's Amended and Restated By-laws currently provides that the Company shall indemnify its directors and officers to the fullest extent allowed by law.

     Paragraph A of Article SIXTH of the Amended and Restated Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

     The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company. In addition, the Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1  Activision, Inc. 2003 Incentive Plan.

5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Bryan Cave LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page).

Item 9. Undertakings.

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 10th day of December, 2003.

                                                 ACTIVISION, INC.


                                                 By:  /s/ Ronald Doornink
                                                    ------------------------
                                                     Ronald Doornink, President

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Kotick, Brian G. Kelly and Ronald Doornink, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                         Title                     Date
         ----                         -----                     ----

/s/ Robert A. Kotick       Chairman, Chief Executive      December 10, 2003
------------------------   Officer and Director
Robert A. Kotick

/s/ Brian G Kelly          Co-Chairman and Director       December 10, 2003
------------------------
Brian G. Kelly

/s/ Ronnald Doornink       President, Activision, Inc.;   December 10, 2003
------------------------   Chief Executive Officer,
Ronald Doornink             Activision Publishing, Inc.
                           (Principal Executive Officer)
                            and Director

/s/ William Chardovyne     Executive Vice President       December 10, 2003
------------------------   and Chief Financial Officer
William Chardovyne        (Principal Financial and
                           Accounting Officer)

/s/ Kenneth L. Henderson   Director                       December 10, 2003
------------------------
Kenneth L. Henderson

/s/ Barbara S. Isguar
------------------------   Director                       December 10, 2003
Barbara S. Isgur

/s/ Steven T. Mayers       Director                       December 10, 2003
-----------------------
Steven T. Mayer

/s/ Robert J. Morgado      Director                       December 10, 2003
------------------------
Robert J. Morgado

                                 EXHIBIT INDEX


No.     Document
--      --------

4.1     Activision, Inc. 2003 Incentive Plan

5.1 Opinion of Bryan Cave LLP, counsel to the Company, as to the legality of the Common Stock being registered

23.1    Consent of PricewaterhouseCoopers LLP

23.2    Consent of Bryan Cave LLP (included as part of Exhibit 5.1)

24.1    Power of Attorney (included on signature page)